EXHIBIT 10.3

AMENDMENT
TO ROCKDALE RESOURCES CORPORATION
CONVERTIBLE  SECURED  PROMISSORY NOTES

This Amendment to Rockdale Resources Corporation Convertible Secured Promissory Notes (the "Amendment") is entered by and between Rockdale Resources Corporation, a Colorado corporation (the "Company") and Rick Wilber ("Holder"), effective as of June 3, 2016 (the "Effective Date").

WHEREAS, The Companies shareholders have approved resolutions at the Shareholders meeting held on April 14, 2016 changing then domicile of the Company from Colorado to Texas and the name of the Company to Petrolia Energy Corporation. These changes in no way affect the assets or liabilities of the Company and specifically the liabilities noted herein.

WHEREAS, the Company and Holder previously signed and entered into a Convertible Secured Promissory Note on June 17, 2013, in the original principal amount of $350,000.00; and

WHEREAS, the Company and Holder previously signed and entered into an Amended and Restated Convertible Secured Promissory Note on December 30, 2013, in the  original  principal amount of $200,000.00;

WHEREAS, the HOLDER is the current owner and holder of the above described two (2) promissory notes (collectively, herein called the "Notes"); and

WHEREAS, pursuant to Paragraph 6.3 of the Notes, the Company and the Holder desire to amend the terms of the Notes.

NOW THEREFORE, for value received, the Company and the Holder hereby mutually agree to amend the Notes, as more particularly set forth below:

The maturity date of both Notes is and shall be extended to December 31, 2016.

The Company shall make the interest payments scheduled on Paragraph 1 of each of the Notes during the term of the Notes.

If at any time prior to December 31, 2016, the Company pays to Holder the principal amount of $500,000.00 on the Notes (together with  all accrued interest), the Company shall automatically receive a $50,000.00 discount on the principal amount, thereby automatically reducing the principal amount of the Notes from $550,000.00 to $500,000.00.

If  the  Notes  are fully paid by  the Company, all existing warrants currently attached, relating or pertaining in any manner whatsoever to the Notes to which the Holder is entitled will automatical1y be extinguished , and  the Company will issue new warrants to the Holder to provide for the purchase of 500,000 shares of stock at $.15 cents per share at any time for  the  following  five  (5)  years from date of issuance of the new warrants.

If the Company fails to pay to the Holder the principal amount of $500,000.00 prior to December 31, 2016, this amendment shall be null and void, and the original  terms of the original Notes shall be reinstated, meaning  both Notes will be  past  due and bear interest at the default rate provided in the Notes and the Holder  shall be  entitled to the warrants provided for in the Note.  Additionally. The Holder shall be entitled to receive the new warrants for 500,000 shares provided for in Paragraph 4., above.

This Amendment embodies the entire agreement between   the   Company and the Holder with respect to the amendment of the Notes. In the event of any conflict or inconsistency  between  the provisions of the Notes and this Amendment, the provisions of this Amendment shall control and govern.

Except as specifically modified and amended herein, all  of  the terms, provisions, requirements and specifications contained in the Notes are and shall remain in full force and effect.

Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall  not,  in  any manner whatsoever impair the Notes, the purpose of this Amendment being simply  to  amend  and ratify the Agreement , as hereby  ended and ratified,  and to confirm and carry forward  the Agreement,  as hereby  amended, in full force and effect.

This Amendment may be executed in counterparts, but  all counterparts shall constitute  one and the same document.  Electronic or facsimile signatures on this Amendment shall be accepted  and deemed valid for all purposes as if an original signed signature.

IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment, effective as of the Effective Date, defined above.

COMPANY:

ROCKDALE RESOURCES CORPORATION

By:
Name:

Title: